                                                                    Exhibit 99.1

[BELDEN GRAPHIC]  7701 Forsyth Boulevard            Phone: 314.854.8000
                  Suite 800                         Fax: 314.854.8003
                  St. Louis, Missouri 63105
                                                    www.Belden.com


News Release


FROM:        BELDEN
             DEE JOHNSON
             314.854.8045


FOR IMMEDIATE RELEASE -- JULY 27, 2006


BELDEN REPORTS REVENUE GROWTH OF 31.5 PERCENT,
DILUTED EPS OF $0.51 EXCLUDING CHARGES

OPERATING LEVERAGE AND DISCIPLINED PRICING CONTRIBUTE TO EARNINGS GROWTH

St. Louis -- Belden (NYSE:BDC) announced today that revenue for the second quarter ended June 26, 2006, was $409.6 million. For the quarter, operating income was $36.8 million, income from continuing operations was $21.5 million, and earnings per diluted share from continuing operations were $0.44. The quarterly revenue increase of 31.5 percent from the prior year included favorable currency translation of 1.3 percent or $4.0 million.

During the second quarter of 2006, the Company recorded pretax charges of $4.3 million for asset impairment and severance associated with its previously communicated restructuring actions in Europe and North America.
Second-quarter 2005 results included pretax charges of $6.5 million for executive succession, severance, and merger-related costs. Operating income, adjusted for these charges, increased 79.7 percent from $22.9 million to $41.1 million, and the operating margin rose 270 basis points to 10.0 percent of revenue. Earnings from continuing operations per diluted share, similarly adjusted, rose 96 percent from $0.26 in 2005 to $0.51 in 2006. See the attached reconciliation of adjusted results to GAAP results.

YEAR-TO-DATE RESULTS

Year-to-date, operating income was $63.8 million, income from continuing operations was $36.5 million, and earnings per diluted share from continuing operations were $0.76. Year-to-date revenue increased 22.4 percent from the prior year, with negligible effects from currency translation.

MANAGEMENT COMMENT

"Approximately one-third of our year-over-year revenue improvement came from higher volume, especially in our industrial markets. This increase in volume and the accompanying operating leverage it provides, coupled with cost reductions we made in 2005 and the effective hard work of our associates, were the primary reasons for the year-over-year expansion in our operating income. Pricing contributed the remaining two-thirds of our 30 percent organic revenue growth in the second quarter, as we employed our new pricing process across all our markets in response to unprecedented raw material volatility," said John Stroup, President and Chief Executive Officer.

ITEMS OF NOTE

Items of special note for the quarter include the following:

     o The Company changed its management practices with respect to working capital as part of the implementation of its strategic plan and, as a result, increased its reserve for excess and obsolete inventory by $8.2 million pretax.

     o On June 5, the Company announced plans to establish a new plant in Mexico and to close two U.S. manufacturing plants (in Fort Mill, South Carolina, and Tompkinsville, Kentucky). The Company recorded a $2.5 million pretax charge for asset impairment and employee severance related to these plans.

OUTLOOK

"We remain in a volatile material cost environment. It continues to be a challenge to manage pricing so as to maintain our profitability," said John Stroup. "We expect the general economic conditions in our served markets to remain healthy in the second half of the year. We expect diluted earnings per share from continuing operations for the third quarter (on a GAAP basis) between $0.43 and $0.48; further charges related to our on-going manufacturing restructuring may reduce that.

In light of our strong first half, we are again raising our earnings guidance for the year 2006," he continued. "We expect that our diluted earnings per share from continuing operations for the year (on a GAAP basis) will be between $1.62 and $1.72. This range includes estimated restructuring charges of $0.13 for the year."

FORWARD-LOOKING STATEMENTS

Statements in this release, including those under "Outlook," other than historical facts are "forward-looking statements" made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on forecasts and projections about the industries served by the Company and about general economic conditions. They reflect management's beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The Company's actual results may differ materially from these expectations. Some of the factors that may cause actual results to differ from the Company's expectations include demand for the Company's products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, and other materials; energy costs; the degree to which the Company will be able to compensate for rising costs through the pricing of its products; the Company's ability to implement its announced restructuring plans; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise.

ABOUT BELDEN

Belden is one of the largest U.S.-based manufacturers of high-speed electronic cables and focuses on products for specialty electronics and data networking, including connectivity. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.

CONTACT:     Belden
             Dee Johnson, Director of Investor Relations
             314-854-8054

The following schedules are provided:

     o Comparative condensed consolidated statements of operations for the three- and six-month periods ended June 25, 2006 and June 26, 2005.

     o    Segment results for the same periods.

     o Condensed consolidated balance sheets as of June 25, 2006, and December 31, 2005.

     o A supplemental schedule of adjusted consolidated results for the quarter and year to date, excluding charges for severance, asset impairment, accelerated depreciation, executive succession, and merger-related costs.

BELDEN CDT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)





                                               THREE MONTHS ENDED      SIX MONTHS ENDED
                                            JUNE 25,    JUNE 26,     JUNE 25,      JUNE 26,
                                             2006         2005         2006         2005
                                           ---------   ----------   -----------  ----------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


Revenues                                  $ 409,568    $ 311,438    $ 731,473    $ 597,706
Cost of sales                              (317,391)    (239,162)    (565,881)    (462,645)
                                           ---------   ----------   -----------  ----------
 Gross profit                                92,177       72,276      165,592      135,061
Selling, general and administrative         (53,013)     (55,917)     (99,472)    (104,051)
expenses
Asset impairment                             (2,361)          --       (2,361)          --
                                           ---------   ----------   -----------  ----------
 Operating income                            36,803       16,359       63,759       31,010
Interest expense                             (3,701)      (3,918)      (7,493)      (7,676)
Interest income                               1,644        1,318        2,639        2,074
Minority interest                              (252)        (169)        (469)        (336)
                                           ---------   ----------   -----------  ----------
 Income from continuing operations           34,494       13,590       58,436       25,072
 before taxes
Income tax expense                          (12,970)      (4,732)     (21,972)      (8,832)
                                           ---------   ----------   -----------  ----------
 Income from continuing operations           21,524        8,858       36,464       16,240
Gain (loss) from discontinued
 operations, net of tax                          --        1,144       (1,330)         405
Gain (loss) on disposal of discontinued
 operations, net of tax                          --        8,763       (4,298)      15,163
                                           ---------   ----------   -----------  ----------
 Net income                               $  21,524    $  18,765    $  30,836    $  31,808
                                           =========   ==========   ===========  ==========
Weighted average number of common
  shares and equivalents:
 Basic                                       43,036       46,971       42,801       46,989
 Diluted                                     50,026       53,472       49,679       53,568
Basic income (loss) per share:
 Continuing operations                    $    0.50    $    0.19    $    0.85    $    0.35
 Discontinued operations                         --         0.02        (0.03)        0.01
 Disposal of discontinued operations             --         0.19        (0.10)        0.32
 Net income                                    0.50         0.40         0.72         0.68
Diluted income (loss) per share:
 Continuing operations                    $    0.44    $    0.18    $    0.76    $    0.33
 Discontinued operations                         --         0.02        (0.03)        0.01
 Disposal of discontinued operations             --         0.16        (0.08)        0.28
 Net income                                    0.44         0.36         0.65         0.62
Dividends declared per share              $    0.05    $    0.05    $    0.10    $    0.10


BELDEN CDT INC.

SEGMENT INFORMATION
(Unaudited)



                                    EXTERNAL                             OPERATING
                                    CUSTOMER    AFFILIATE      TOTAL       INCOME
THREE MONTHS ENDED JUNE 25, 2006    REVENUES    REVENUES      REVENUES     (LOSS)
--------------------------------   ----------  ----------   -----------  -----------
                                                   (IN THOUSANDS)

Belden Americas                    $ 219,830   $  18,802    $ 238,632    $  37,796
Specialty Products                    73,582       8,845       82,427        9,498
Europe                               100,501       1,873      102,374           69
Asia Pacific                          15,655          --       15,655        1,480
                                   ----------  ----------   -----------  ---------
  Total Segments                     409,568      29,520      439,088       48,843
Finance and Administration                --          --           --       (6,776)
Eliminations                              --     (29,520)     (29,520)      (5,264)
                                   ---------   ---------    ---------    ---------
  Total Continuing Operations      $ 409,568   $      --    $ 409,568    $  36,803
                                   =========   =========    =========    =========
THREE MONTHS ENDED JUNE 26, 2005


Belden Americas                    $ 152,238   $  23,435    $ 175,673    $  20,912
Specialty Products                    61,950       4,038       65,988        8,622
Europe                                84,425       2,925       87,350        2,748
Asia Pacific                          12,825          --       12,825          434
                                   ---------   ---------    ---------    ---------
  Total Segments                     311,438      30,398      341,836       32,716
Finance and Administration                --          --           --      (11,482)
Eliminations                              --     (30,398)     (30,398)      (4,875)
                                   ---------   ---------    ---------    ---------
  Total Continuing Operations      $ 311,438   $      --    $ 311,438    $  16,359
                                   =========   =========    =========    =========

SIX MONTHS ENDED JUNE 25, 2006


Belden Americas                    $ 395,196   $  33,714    $ 428,910    $  68,829
Specialty Products                   134,300      14,215      148,515       16,400
Europe                               173,513       4,009      177,522       (1,071)
Asia Pacific                          28,464          --       28,464        2,933
                                   ---------   ---------    ---------    ---------
  Total Segments                     731,473      51,938      783,411       87,091
Finance and Administration                --          --           --      (13,041)
Eliminations                              --     (51,938)     (51,938)     (10,291)
                                   ---------   ---------    ---------    ---------
  Total Continuing Operations      $ 731,473   $      --    $ 731,473    $  63,759
                                   =========   =========    =========    =========


SIX MONTHS ENDED JUNE 26, 2005

Belden Americas                    $ 294,659   $  41,400    $ 336,059    $  37,556
Specialty Products                   115,870       8,092      123,962       16,050
Europe                               163,372       4,527      167,899        3,467
Asia Pacific                          23,805          --       23,805          529
                                   ---------   ---------    ---------    ---------
  Total Segments                     597,706      54,019      651,725       57,602
Finance and Administration                --          --           --      (17,434)
Eliminations                              --     (54,019)     (54,019)      (9,158)
                                   ---------   ---------    ---------    ---------
  Total Continuing Operations      $ 597,706   $      --    $ 597,706    $  31,010
                                   =========   =========    =========    =========


BELDEN CDT INC.

CONDENSED CONSOLIDATED BALANCE SHEETS




                                                                    JUNE 25,2006   DECEMBER 31, 2005
                                                                   --------------  -----------------
                                                                      (UNAUDITED)
                                                                             (IN THOUSANDS)
                                          ASSETS
Current assets:
Cash and cash equivalents                                          $     195,784   $     134,638
Receivables                                                              240,292         174,360
Inventories                                                              268,536         245,481
Deferred income taxes                                                     27,839          27,845
Other current assets                                                       6,341           8,015
Current assets of discontinued operations                                      -          56,997
                                                                   --------------  -----------------
 Total current assets                                                    738,792         647,336
Property, plant and equipment, less                                      280,572         287,778
accumulated depreciation
Goodwill, less accumulated amortization                                  273,882         272,290
Other intangibles, less accumulated                                       71,873          72,459
amortization
Other long-lived assets                                                   17,968           6,214
                                                                   --------------  -----------------
                                                                  $    1,383,087  $    1,286,077
                                                                   ==============  =================
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities                           $     223,730   $     196,078
Current maturities of long-term debt                                      59,054          59,000
Current liabilities of discontinued
operations                                                                   463          13,342
                                                                   --------------  -----------------
 Total current liabilities                                               283,247         268,420
Long-term debt                                                           172,000         172,051
Postretirement benefits other than pensions                               34,450          33,167
Deferred income taxes                                                     81,104          73,851
Other long-term liabilities                                               18,121          17,166
Minority interest                                                          8,796           7,914
Stockholders' equity:
Preferred stock                                                                -               -
Common stock                                                                 503             503
Additional paid-in capital                                               567,112         540,430
Retained earnings                                                        317,393         290,870
Accumulated other comprehensive income                                    11,750          (6,881)
(loss)
Unearned deferred compensation                                                 -            (336)
Treasury stock                                                          (111,389)       (111,078)
                                                                   --------------  -----------------
 Total stockholders' equity                                              785,369         713,508
                                                                   --------------  -----------------
                                                                  $    1,383,087  $    1,286,077
                                                                   ==============  =================


BELDEN CDT INC.

ADJUSTED OPERATING RESULTS
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide operating results adjusted for severance charges, accelerated depreciation, asset impairment, executive succession charges, and merger-related costs. We utilize the adjusted results to review our ongoing operations without the effect of restructuring and related charges and for comparison to budgeted operating results. We believe these adjusted results are useful to investors because they help them compare our results to previous periods and provide insights into underlying trends in the business. Adjusted results should be considered only in conjunction with results reported according to generally accepted accounting principles.



                                       AS
THREE MONTHS ENDED JUNE 25, 2006    REPORTED             ADJUSTMENTS      ADJUSTED
--------------------------------   -----------           -----------     ----------
                                          (In thousands, except percentages
                                               and per share amounts)


Revenues                            $   409,568          $      --       $409,568

Gross profit                        $    92,177          $   1,522       $ 93,699
  as a percent of revenues                 22.5%                             22.9%

Operating income                    $    36,803          $   4,323       $ 41,126
  as a percent of revenues                  9.0%                             10.0%

Income from continuing operations   $    21,524          $   3,362       $ 24,886
  as a percent of revenues                  5.3%                              6.1%

Income from continuing operations
  per diluted share                 $      0.44          $    0.07       $   0.51

THREE MONTHS ENDED JUNE 26, 2005
--------------------------------

Revenues                            $   311,438          $      --       $311,438

Gross profit                        $    72,276          $     218       $ 72,494
  as a percent of revenues                 23.2%                             23.3%

Operating income                    $    16,359          $   6,522       $ 22,881
  as a percent of revenues                  5.3%                              7.3%

Income from continuing operations   $     8,858          $   4,375       $ 13,233
  as a percent of revenues                  2.8%                              4.2%

Income from continuing operations
  per diluted share                 $      0.18          $    0.08       $   0.26




Adjustments for the three months ended June 25, 2006 included asset impairment of $2.4 million and severance charges of $1.9 million.

Adjustments for the three months ended June 26, 2005 included executive succession, merger-related, and severance charges totaling $5.1 million, $1.2 million, and $0.2 million, respectively.

BELDEN CDT INC.

ADJUSTED OPERATING RESULTS
(Unaudited)



                                                     As
SIX MONTHS ENDED JUNE 25, 2006                    REPORTED          ADJUSTMENTS           ADJUSTED
                                                 -----------        -----------          ----------
                                          (In thousands, except percentages
                                               and per share amounts)

Revenues                                         $   731,473        $     --            $  731,473

Gross profit                                     $   165,592        $  3,160            $  168,752
  as a percent of revenues                             22.6%                                 23.1%

Operating income                                 $    63,759        $  6,722            $   70,481
  as a percent of revenues                              8.7%                                  9.6%

Income from continuing operations                $    36,464        $  5,523            $   41,987
  as a percent of revenues                              5.0%                                  5.7%

Income from continuing operations
  per diluted share                              $      0.76        $   0.11            $     0.87


SIX MONTHS ENDED JUNE 26, 2005

Revenues                                         $   597,706        $     --            $  597,706

Gross profit                                     $   135,061        $    700            $  135,761
  as a percent of revenues                             22.6%                                 22.7%

Operating income                                 $    31,010        $  8,567            $   39,577
  as a percent of revenues                              5.2%                                  6.6%

Income from continuing operations                $    16,240        $  5,805            $   22,045
  as a percent of revenues                              2.7%                                  3.7%

Income from continuing operations
  per diluted share                              $     0.33         $   0.11            $     0.44



Adjustments for the six months ended June 25, 2006 included severance charges, asset impairment, and accelerated depreciation totaling $3.0 million, $2.4 million, and $1.3 million, respectively.

Adjustments for the six months ended June 26, 2005 included executive succession, merger-related, and severance charges totaling $5.1 million, $2.8 million, and $0.7 million, respectively.